UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 27, 2001

AirTran Holdings, Inc.
(Exact name of registrant as specified in its charter)
State of Incorporation: Nevada

9955 AirTran Boulevard, Orlando, Florida  32827
(Address of principal executive offices)
(407) 251-5600
(Registrant's telephone number, including area code)

Commission file number: 1-15991     I.R.S. Employer Identification No: 58-2189551

AirTran Airways, Inc.
(Exact name of registrant as specified in its charter)
State of Incorporation: Delaware

9955 AirTran Boulevard, Orlando, Florida  32827
(Address of principal executive offices)
(407) 251-5600
(Registrant's telephone number, including area code)

Commission file number: 333-67300     I.R.S. Employer Identification No: 65-0440712

Item 5.  Other Events

On September 27, 2001, AirTran Holdings, Inc., parent company of AirTran Airways, Inc., confirms the receipt of approximately $15.1 million pursuant to terms of the Air Transportation Safety System Stabilization Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AirTran Holdings, Inc.
(Registrant)

Date: September 27, 2001	/s/ Stanley J. Gadek
Senior Vice President, Finance and Chief Financial Officer (Principal Accounting and Financial Officer)

AirTran Airways, Inc.
(Registrant)

Date: September 27, 2001	/s/ Stanley J. Gadek
Senior Vice President, Finance and Chief Financial Officer (Principal Accounting and Financial Officer)